                                                                   EXHIBIT 15

                       FINANCIAL STATEMENT SCHEDULES

                            MILLIONS OF DOLLARS

FIVE-YEAR SUMMARY OF FINANCIAL AND OPERATING DATA (unaudited)

                                     2004    2003     2002     2001      2000
Results of Continuing
  Operations:
    Revenues...................     $ 239.1 $ 262.5  $ 252.1  $ 303.2  $ 294.3
    Income.....................        61.1    57.9     39.1     45.4     47.2
    Dividends paid.............         -      50.0      -       26.0     22.7

    Percentage of income from
       continuing operations to
       average shareholder's equity    15.8%   16.4%    11.4%    15.2%    17.1%

  Financial Data:
    Finance receivables, net..     $1,269.1 $ 854.3 $1,285.0 $1,079.5 $1,666.1
    Total assets..............      1,908.3 1,952.3  2,092.4  2,096.1  2,501.2

    Total debt................      1,325.2 1,461.9  1,562.5  1,652.6  1,874.0
    Shareowner's equity               423.6   352.4    355.0    312.9    284.1

    Debt to equity ratio......        3.1:1   4.1:1    4.4:1    5.3:1    6.6:1

  Number of employees at
    October 31................          303     273      303      311      291

Results of Discontinued
  Operations:
    Revenues..................       $   -   $   -    $   -    $  61.6  $ 55.9
    Income (loss).............           -       -        -        6.4     0.5

  Number of employees at
    October 31...............            -       -        -         78      94

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                        FINANCIAL STATEMENT SCHEDULES

                             MILLIONS OF DOLLARS
                                 (unaudited)

Gross Finance Receivables
and Leases Originated           2004     2003      2002     2001      2000

  Wholesale notes.......... $4,312.4 $3,168.7  $2,955.3 $2,803.7  $4,119.3
  Retail notes and leases:
    New....................  1,343.7  1,004.5     946.9    963.1   1,561.4
    Used...................    264.8    307.4     279.6    228.3     268.6
                             -------  -------   -------  -------   -------
       Total...............  1,608.5  1,311.9   1,226.5  1,191.4   1,830.0
                             -------  -------   -------  -------   -------

    Total.................. $5,920.9 $4,480.6  $4,181.8 $3,995.1  $5,949.3
                            ======== ========  ======== ========  ========

Serviced Retail Notes and Leases
with Installments Past Due
Over 60 Days                    2004     2003      2002     2001      2000
Original amount of notes
   and leases............... $  28.3  $  28.6   $  35.1   $ 72.3    $ 91.7
Balance of notes and leases.     9.7     10.7      17.4     37.9      46.3
Balance as a percentage of
   total outstanding notes
   and leases..............     0.30%    0.36%     0.57%    1.12%     1.26%

Serviced Retail Note and Leases
Repossessions                   2004     2003      2002     2001     2000
Retail note and lease
   repossessions acquired as
   a percentage of average
   serviced retail note and
   lease balances...........    1.42%   2.85%      2.88%    4.47%    2.80%

Acquisitions of repossessions  $41.7  $ 82.4      $88.3    $154.5   $95.8
Repossessions, end of period    14.3    21.1       26.0      77.7    42.4

 -------------------------------------------------------------------------------

                        FINANCIAL STATEMENT SCHEDULES

                             MILLIONS OF DOLLARS
                                   (unaudited)

Credit Loss Experience on
Serviced Receivables              2004     2003      2002      2001     2000

NFC
Net losses (recoveries):
   Retail notes and leases.....$  10.5  $  14.2   $  19.8   $  23.4   $ 12.2
   Wholesale notes.............    0.8      1.6      (0.1)      0.6        -
   Accounts....................    1.1        -       0.8         -     (0.1)
                               -------  -------   -------   -------   -------
      Total....................$  12.4  $  15.8   $  20.5   $  24.0   $ 12.1
                               -------  -------   -------   -------   -------

International
Net losses (recoveries):
   Retail notes and leases.....$  10.4  $  24.1   $  38.2   $  37.3   $ 22.5
                               -------  -------   -------   -------   ------

      Total....................$  22.8  $  39.9   $  58.7   $  61.3   $ 34.6
                               =======  =======   =======   =======   =======

NFC
Percent net losses (recoveries)
  to liquidations:
   Retail notes and leases.....   0.77%    1.03%     1.34%     1.52%    0.82%
   Wholesale notes.............   0.02%    0.05         -      0.02        -
      Total....................   0.22%    0.35%     0.45%     0.52%    0.21%

International
Percent net losses (recoveries)
  to liquidations:
   Retail notes and leases.....   0.77%    1.75%     2.66%     2.48%    1.53%

NFC
Percent net losses (recoveries)
  to related average gross
  portfolio outstanding:
   Retail notes and leases.....   0.35%    0.50%     0.65%     0.68%    0.36%
   Wholesale notes.............   0.08     0.19     (0.02)     0.06        -
   Accounts....................   0.24        -      0.25         -    (0.02)
      Total....................   0.28%    0.40%     0.49%     0.50%    0.30%

International
Percent net losses (recoveries)
  to related average gross
  portfolio outstanding:
   Retail notes and leases.....   0.35%    0.84%     1.25%     1.08%    0.66%